Taylor Leigow LLP Chartered Accountants
Effort Square, 7th Floor, 105 Main Street, Hamilton, Ontario Canada
 L8N 1G6


Hamilton, June 3, 1999
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
20459
Re:	Light Management Group Inc. (formerly known as Triton
Acquisition Corp.)
	Form S-4

Dear Sir/Madame:
As a Chartered Accountant, I hereby consent to the inclusion in this Form SB-4 Registration Statement of my financial report dated March 5, 1999 in Light Management Group Inc.s submission for the fiscal period ended February 15, 1999, and to all references to my firm included in this Registration Statement.
Sincerely,
DAVID C. WELAND, C.A.
PARTNER